Exhibit 10.1

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (this “Amendment”) is entered into as of September 16, 2009 by and between Hi-Shear Technology Corporation, a Delaware corporation (the “Company”) and George W. Trahan (“Executive”).

RECITALS:

WHEREAS, the Company and Executive previously entered into that certain Employment Agreement dated as of February 28, 2009 (the “Employment Agreement”), which shall be amended by this Amendment;

WHEREAS, the parties wish to amend certain terms regarding Executive’s employment with the Company;

WHEREAS, concurrently herewith, the Company is entering into an Agreement and Plan of Merger (the “Merger Agreement”) with Chemring Group PLC, a company organized under the laws of England and Wales (“Parent”), and Parkway Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company, and the Company shall continue as the surviving corporation and a wholly-owned subsidiary of Parent (the “Transaction”); and

WHEREAS, as a condition and material inducement for Parent to enter into the Merger Agreement and consummate the Transaction, Executive is entering into this Amendment concurrently with the execution of the Merger Agreement.  The Employment Agreement, as amended by this Amendment, will govern the employment relationship between Executive and the Company from and after the Effective Time (as such term is defined in the Merger Agreement).

AGREEMENT:

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged the parties agree as follows:

1.             Effective as of the Effective Time (as such term is defined in the Merger Agreement), the Employment Agreement shall be amended by deleting in its entirety the last sentence of Section 9.3.

2.             Effective as of the Effective Time (as such term is defined in the Merger Agreement), the Employment Agreement shall be amended by adding a new Section 21 to the Employment Agreement, as follows:

“21.         Notwithstanding anything to the contrary in this Agreement, if Executive’s employment is terminated by the Company or Executive for any reason (including but not limited to automatic termination on February 28, 2010), all rights and obligations of the Company and Executive under this Agreement shall cease, except for (i) the Company’s obligations to make any payments for (A) Executive’s accrued but unpaid salary, (B), Executive’s accrued but unused vacation and (C) Executive’s other benefits provided pursuant to Sections 7.1, 7.2, 7.3, 9.1, 9.2 and 9.3 attributable solely to time periods prior to such termination (collectively, the “Accrued Compensation”); provided, however, that if Executive’s employment is terminated prior to February 28, 2010 and other than pursuant to Section 6.1 or 6.2, the Accrued Compensation shall be calculated as though Executive had remained employed by the Company through February 28, 2010 at the same level of base salary and (ii) Executive’s obligations pursuant to Section 5.1 of this Agreement.  Subject to Section 20, the Accrued Compensation shall be made in a lump sum payment to Executive or his estate, as applicable, within five business days of the date of termination.”

3.             Defined Terms.  Except as otherwise set forth herein, all capitalized terms used in this Amendment and not defined herein shall have the meanings provided in the Employment Agreement.

4.             Full Force and Effect.  Except as above amended, the Employment Agreement shall remain in full force and effect.  To the extent any provision in this Amendment conflicts with any provision in the Employment Agreement, the provisions of this Amendment shall govern.  Any matter not specifically addressed in this Amendment but addressed in the Employment Agreement shall be determined in accordance with the provisions of the Employment Agreement.  In the event the Merger Agreement is terminated, this Amendment shall terminate without any further action on the part of any party hereto and shall be of no further force and effect.

5.             Amendments.  No amendment or modification of the terms or conditions of this Amendment shall be valid unless in writing and signed by both parties.

6.             Governing Law.  This Amendment shall be interpreted, construed, governed and enforced according to the laws of the State of California.

7.             Counterparts and PDF Signatures.  This Amendment may be executed and delivered in multiple counterparts (including by facsimile or other form of electronic transmission), all of which together shall constitute one and the same instrument.

8.             Incorporation of Recitals.  All of the recitals contained herein are hereby incorporated into and made a part of this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this First Amendment to Employment Agreement as of the day and year first above written.

COMPANY:

HI-SHEAR TECHNOLOGY CORPORATION

By:	/s/ Jan L. Hauhe
Name:	Jan L. Hauhe
Its:	Chief Financial Officer

By:	/s/ Jack Bunis
Name:	Jack Bunis
Its:	Chairman of the Special
Committee of the Board of Directors

EXECUTIVE:

/s/ George W. Trahan
George W. Trahan

[SIGNATURE PAGE TO FIRST AMENDMENT TO EMPLOYMENT AGREEMENT]